UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 21, 2007

FIRSTPLUS Financial Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-27750	75-2561085
(Commission File Number)	(IRS Employer Identification No.)

5100 North O'Connor Blvd., 6th Floor

Irving, Texas

75039

(Address of Principal Executive Offices)	(Zip Code)

(214) 496-1266

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The registrant has learned that the Form 1099s sent to its shareholders in connection with the distribution made from the FirstPlus Financial Group, Inc. Grantor Residual Trust to the registrant’s shareholders of record as of August 3, 2006 characterized the distribution as “ordinary dividends”. However, as previously disclosed in the Company’s Form 10-Q for the quarterly period ended September 30, 2006, the registrant has determined that the distribution was a return of capital since the registrant did not have any current or accumulated earnings and profits. As a result, the registrant is working with the transfer agent for its common stock to cause the reissuance of the Form 1099s to reflect the characterization of the distribution as “nondividend distributions”.

Because tax consequences may vary depending upon the individual circumstances of each holder of securities, each shareholder should consider its individual situation and consult with its tax advisor with respect to the specific tax consequences applicable to that shareholder.

By filing this Current Report on Form 8-K, the registrant does not acknowledge that disclosure of this information is required by Regulation FD or that the information was material or non-public before the disclosure. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2007	FIRSTPLUS FINANCIAL GROUP, INC.

By:	/s/ James Roundtree
James Roundtree
Chief Financial Officer